As filed with the Securities and Exchange Commission on March 13, 2009.

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACME PACKET, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	04-3526641
(State or Other Jurisdiction of Incorporation or	(I.R.S. Employer
Organization)	Identification No.)

71 Third Avenue, Burlington, MA  01803

(Address of Principal Executive Office)( Zip Code)

ACME PACKET, INC.

2006 EQUITY INCENTIVE PLAN

2006 DIRECTOR OPTION PLAN

 (Full title of the plans)

Andrew D. Ory

Acme Packet, Inc.

71 Third Avenue

Burlington, MA  01803

(Name and address of Agent for Service)

(781) 328-4400

(Telephone Number, including area code, for agent for service)

Copy to:

Julio E. Vega, Esq.

Matthew J. Cushing, Esq.

Bingham McCutchen LLP

One Federal Street

Boston, MA  02110

Telephone:  (617) 951-8000

Facsimile:  (617) 951-8736

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee (4)
2006 Equity Incentive Plan Common Stock (par value $0.001 per share)	1,619,563	$4.35	(2)	$7,045,099	(2)	$277
2006 Equity Incentive Plan Common Stock (par value $0.001 per share)	1,380,437	$4.37	(3)	$6,032,510	(3)	$238
2006 Director Option Plan Common Stock (par value $0.001 per share)	75,000	$4.37	(3)	$327,750	(3)	$13
TOTAL:	3,075,000					$528

(1)           In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of common stock that may be offered or issued in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under those plans, or other similar event.

(2)           Pursuant to Rule 457(h), the aggregate offering price and fee have been computed upon the basis of the price at which the options granted under the 2006 Equity Incentive Plan may be exercised. The offering price per share set forth for such shares is the weighted average exercise price at which the options are exercisable.

(3)           The estimate price of $4.37 per share, which is the average of the high and low proposed initial offering price of the common stock as reported on the NASDAQ Global Market on March 9, 2009, is set forth solely for the purpose of calculating the fee pursuant to Rule 457(c) and (h), and has been used only for those shares without a fixed exercise price.  None of such shares have been issued or are subject to outstanding options.

(4)           Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

On November 9, 2006, we filed a Registration Statement on Form S-8 (File No. 333- 138541) (referred to in this document as the “First Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 8,663,760 shares of our common stock issuable by us under the Acme Packet, Inc. Amended and Restated 2000 Equity Incentive Plan, 3,000,000 shares of our common stock issuable by us under the 2006 Equity Incentive Plan and 300,000 shares of our common stock issuable by us under the 2006 Director Option Plan.  On June 6, 2008, we filed a Registration Statement on Form S-8 (File No. 333- 151507) (referred to in this document as the “Second Registration Statement”) to register under the Securities Act, an additional 3,000,000 shares of our common stock issuable by us under the 2006 Equity Incentive Plan and 75,000 shares of our common stock issuable by us under the 2006 Director Option Plan.

This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of the additional 3,000,000 shares of our common stock subject to issuance upon the granting of awards that may be granted under the 2006 Equity Incentive Plan at any time or from time to time after the date hereof under such plan and an additional 75,000 shares of our common stock subject to issuance upon the granting of awards that may be granted under the 2006 Director Option Plan at any time or from time to time after the date hereof under such plan.   Pursuant to General Instruction E to Form S-8, Acme Packet, Inc. (the “Registrant”) hereby incorporates herein by reference the contents of the First Registration Statement and Second Registration Statement into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:

(a)          The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 filed on March 13, 2009;

(b)         All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registration statement referred to in (a) above; and

(c)          The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A (file No. 001-33041) filed with the Commission on September 22, 2006, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 8.  Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-134683)).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-134683)).

4.3	Specimen certificate evidencing shares of common stock (incorporate by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-134683)).

5.1	Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered.

10.1	2006 Equity Incentive Plan of the Registrant (incorporated by reference to Exhibit 10.22 to the Registrant’s Registration Statement on Form S-1 (file no. 333-134683)).

10.2	2006 Director Option Plan of the Registrant (incorporated by reference to Exhibit 10.23 to the Registrant’s Registration Statement on Form S-1 (file no. 333-134683)).

10.3	Form of Incentive Stock Option Agreement for the 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-8 (file no. 333-138541)).

10.4

Form of Non-Statutory Stock Option Agreement for the 2006 Equity Incentive Plan for employees and consultants (incorporated by reference to Exhibit 10.5 the Registrant’s Registration Statement on Form S-8 (file no. 333-138541)).

10.5

Form of Non-Statutory Stock Option Agreement for the 2006 Equity Incentive Plan for directors. (incorporated by reference to Exhibit 10.6 the Registrant’s Registration Statement on Form S-8 (file no. 333-138541)).

10.6	Form of Non-Statutory Stock Option Agreement for the 2006 Director Option Plan (incorporated by reference to Exhibit 10.7 the Registrant’s Registration Statement on Form S-8 (file no. 333-138541)).

10.7	Form of Restricted Stock Unit Agreement for the 2006 Equity Incentive Plan for Executive Officers.

10.8	Form of Restricted Stock Unit Agreement for the 2006 Equity Incentive Plan for Employees.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

24	Power of Attorney (included in signature page hereto).

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Commonwealth of Massachusetts, on this 13th day of March, 2009.

ACME PACKET, INC.

By:	/s/ ANDREW D. ORY
Name: Andrew D. Ory
Title: President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew D. Ory and Patrick J. MeLampy, and each of them, as such person’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 13th day of March, 2009.

Signature	Title

/s/ ANDREW D. ORY	President and Chief Executive Officer
Andrew D. Ory	Director (Principal Executive Officer)

/s/ PETER MINIHANE	Chief Financial Officer and Treasurer
Peter Minihane	(Principal Accounting and Financial Officer)

/s/ GARY J. BOWEN	Director
Gary J. Bowen

/s/ DAVID B. ELSBREE	Director
David B. Elsbree

/s/ ROBERT HOWER	Director
Robert Hower

/s/ PATRICK J. MeLAMPY	Chief Technology Officer; Director
Patrick J. MeLampy

/s/ ROBERT G. ORY	Director
Robert G. Ory

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-134683)).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-134683)).

4.3	Specimen certificate evidencing shares of common stock (incorporate by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-134683)).

5.1	Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered.

10.1	2006 Equity Incentive Plan of the Registrant (incorporated by reference to Exhibit 10.22 to the Registrant’s Registration Statement on Form S-1 (file no. 333-134683)).

10.2	2006 Director Option Plan of the Registrant (incorporated by reference to Exhibit 10.23 to the Registrant’s Registration Statement on Form S-1 (file no. 333-134683)).

10.3	Form of Incentive Stock Option Agreement for the 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-8 (file no. 333-138541)).

10.4

Form of Non-Statutory Stock Option Agreement for the 2006 Equity Incentive Plan for employees and consultants (incorporated by reference to Exhibit 10.5 the Registrant’s Registration Statement on Form S-8 (file no. 333-138541)).

10.5

Form of Non-Statutory Stock Option Agreement for the 2006 Equity Incentive Plan for directors. (incorporated by reference to Exhibit 10.6 the Registrant’s Registration Statement on Form S-8 (file no. 333-138541)).

10.6	Form of Non-Statutory Stock Option Agreement for the 2006 Director Option Plan (incorporated by reference to Exhibit 10.7 the Registrant’s Registration Statement on Form S-8 (file no. 333-138541)).

10.7	Form of Restricted Stock Unit Agreement for the 2006 Equity Incentive Plan for Executive Officers.

10.8	Form of Restricted Stock Unit Agreement for the 2006 Equity Incentive Plan for Employees.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

24	Power of Attorney (included in signature page hereto).

3